Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-42413 of Tektronix, Inc. on Form S-8 of our report dated June 26, 2006, appearing in this Annual Report on Form 11-K of the Tektronix 401(k) Plan for the year ended December 31, 2005.
/s/ DELOITTE & TOUCHE LLP
Portland, Oregon
June 26, 2006